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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We consent to the inclusion in this Amendment No. 1 to Registration Statement on Form SB-2, Registration No. 333-84145, of our audit report dated October 28, 1998, except for Notes 1, 3 and 10, as to which the date is June 18, 1999, on our audits of the consolidated financial statements of GLOBAL MEDIA CORP. We also consent to the reference to our firm under the caption "Experts."



Vancouver, Canada,                                 /s/ Ernst & Young
August 19, 1999                                    ----------------------------
                                                   Chartered Accountants